UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2021

ALIMERA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Definitive Material Agreement.

Alimera Sciences, Inc. (“Alimera”), under its December 31, 2019 $45 million Loan and Security Agreement with SLR Investment Corp. (“SLR,” f/k/a Solar Capital Ltd.) and certain other lenders (as amended by the First Amendment dated as of May 1, 2020, the “Loan Agreement”), is required to establish new revenue covenants on an annual basis for all years beginning after December 31, 2020.

In accordance with this requirement, on March 30, 2020, Alimera entered into a Second Amendment (the “Amendment”) to the Loan Agreement with SLR, as “Collateral Agent,” and the parties signing the Loan Agreement from time to time as “Lenders,” including SLR in its capacity as a “Lender.” The Amendment, among other things:

(a)reflects Collateral Agent’s consent to the delivery by Alimera of board-approved annual financial projections for 2021 by April 1, 2021 (which Alimera has delivered);

(b)specifies the minimum revenue amount, calculated on a trailing six-month basis and tested at the end of each calendar quarter in 2021, that Alimera must achieve for each such period (the “Revenue Covenant”);

(c)requires that the Revenue Covenant be tested at March 31, 2022 and at the last day of each quarter thereafter, with the minimum revenue amount equal to a percentage of Alimera’s projected revenues in accordance with an annual plan submitted by Alimera to Collateral Agent by January 15th of such year, such plan to be approved by Alimera’s board of directors and Collateral Agent in its sole discretion; and

(d)provides that in future years Alimera must deliver to Collateral Agent and the Lenders as soon as available after approval thereof by Alimera’s board of directors, but no later than the earlier of (x) 15 days after such approval and (y) February 28 of such year, Alimera’s annual financial projections for the entire current fiscal year as approved by Alimera’s board of directors; provided that any revisions to such projections approved by Alimera’s board of directors shall be delivered to Collateral Agent and the Lenders no later than seven days after such approval.

The size, pricing and other significant terms of the Loan Agreement remain unchanged. The Loan Agreement contains customary affirmative and negative covenants and events of default. The occurrence of an event of default could result in the acceleration of Alimera’s obligations under the Loan Agreement and an increase to the applicable interest rate and would permit Collateral Agent to exercise remedies with respect to the collateral under the Loan Agreement.

The summaries of the terms of the Loan Agreement set forth in (i) Alimera’s Current Report on Form 8-K dated December 31, 2019 and filed with the SEC on January 6, 2020, and (ii) Alimera s Current Report on Form 8-K dated May 1, 2020 and filed with the SEC on May 1, 2020 are hereby incorporated by reference into this Current Report on Form 8-K. The foregoing descriptions of the terms and conditions of the Amendment do not purport to be complete and are qualified in their entirety by the full text of the Amendment, which will be filed with the SEC as an exhibit to Alimera’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: March 30, 2021	By:	/s/ J. Philip Jones
	Name:	J. Philip Jones
	Title:	Chief Financial Officer

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